EXHIBIT 16.1


                         [BDO Seidman, LLP Letterhead}


December 4, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with copies of the response to Item 4 of Form 8-K and Form 8-K/A for the event that occurred on November 13, 2000, to be filed by our former client, Jayark Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP
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